EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of WaferGen Bio-systems, Inc. and subsidiaries (collectively, the “Company”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 17, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of a Registration Statement on Form S-1 (No. 333-206397).

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SingerLewak LLP

San Jose, California
October 15, 2015